                            SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. ____)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary  Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive  Proxy Statement
[ ]   Definitive  Additional  Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                        Provident Bankshares Corporation
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                  Marc P. Levy, Muldoon, Murphy & Faucette LLP
     -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)   Title of each class of securities to which transaction applies:
           ................................................................
      2)   Aggregate number of securities to which transaction applies:
           ................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ................................................................
      4)   Proposed maximum aggregate value of transaction:
           ................................................................

      5)   Total fee paid:

           ................................................................

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            ............................................
      2)    Form, Schedule or Registration Statement No.:
            ............................................
      3)    Filing Party:
            ............................................
      4)    Date Filed:
            ............................................

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 21, 1999


TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Provident Bankshares Corporation ("Bankshares") will be held on Wednesday, April 21, 1999, at 10:00 a.m. local time, at the offices of Bankshares, 114 East Lexington Street, Baltimore, Maryland 21202, for the following purposes:

      (1)   To elect seven directors.

      (2) To approve the selection of PricewaterhouseCoopers LLP as independent auditors for 1999.

      (3) To transact any other business that may properly come before the meeting, and at any adjournments thereof, including whether or not to adjourn the meeting.

      Only those holders of record of Common Stock as of the close of business on February 17, 1999, are entitled to notice of and to vote at the 1999 Annual Meeting of Stockholders and any adjournments or postponements thereof.

      Please sign, date and mail the accompanying proxy in the enclosed, self-addressed, stamped envelope, whether or not you expect to attend the meeting in person. You may withdraw your proxy at the meeting should you be present and desire to vote your shares in person. Your cooperation is respectfully requested.

                                          By Order of the Board of Directors

                                          /s/ Peter M. Martin

                                          PETER M. MARTIN
                                          Chairman of the Board, President
                                             and Chief Executive Officer

March 3, 1999

                        PROVIDENT BANKSHARES CORPORATION
                            114 EAST LEXINGTON STREET
                            BALTIMORE, MARYLAND 21202

                                 PROXY STATEMENT

                             SOLICITATION OF PROXIES

     This Proxy Statement is being mailed on or about March 3, 1999, to the stockholders of Provident Bankshares Corporation ("Bankshares") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on Wednesday, April 21, 1999, at 10:00 a.m. local time, and at any adjournments or postponements thereof, at the offices of Bankshares, 114 East Lexington Street, Baltimore, Maryland 21202.

      The Board of Directors has selected Dennis A. Starliper and Robert L. Davis, or either of them, to act as proxies with full power of substitution. Any stockholder giving the enclosed proxy may revoke it at any time prior to its exercise by giving the Secretary of Bankshares a signed instrument revoking the proxy or a signed proxy of a later date. If no instructions are specified in the proxy, it is the intention of the persons named therein to vote FOR the election of the nominees named herein as directors of Bankshares, and FOR the matter described in Item 2 of the Notice of Annual Meeting. Execution of a proxy confers on the designated proxyholders, acting on behalf of and at the direction of the Board of Directors of Bankshares, discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting, including without limitation, a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. As discussed below under "Other Matters," the Board of Directors intends to instruct such proxyholders to use such discretionary authority to vote against a possible shareholder proposal that may be made at the Annual Meeting.

                            EXPENSES OF SOLICITATION

      The cost of the solicitation of proxies will be borne by Bankshares. In addition to the use of the mails, Innisfree M&A Incorporated, a proxy solicitation firm, will assist Bankshares in soliciting proxies for the Annual Meeting and will be paid a fee estimated to be $5,000, plus out-of-pocket expenses. Proxies may also be solicited personally, or by telephone or telegraph, by officers, directors and regular employees of Bankshares or of Provident Bank of Maryland (the "Bank"), none of whom will receive additional compensation for such services. Brokers and other persons will be reimbursed for their reasonable expenses in forwarding proxy materials to customers who have a beneficial interest in the Common Stock of Bankshares registered in names of nominees.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Stockholders are entitled to one vote for each share of common stock, par value $1.00 per share (the "Common Stock") registered in their names on the stock transfer books of Bankshares at the close of business on February 17, 1999, the record date fixed by the Board of Directors. At February 17, 1999, Bankshares had outstanding 24,289,613 shares of Common Stock entitled to vote at the Annual Meeting.

                     PROPOSALS TO BE VOTED ON AT THE MEETING

                        PROPOSAL 1. ELECTION OF DIRECTORS

      The Board of Directors of Bankshares currently consists of 18 directors. Bankshares' Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with a class of approximately one-third of the directors being elected at each Annual Meeting of Stockholders. The terms of six directors of Bankshares will expire at the time of the Annual Meeting of Stockholders. The positions of these six directors are to be filled at the Annual Meeting of Stockholders. Therefore, six incumbent directors have been nominated to be elected to hold office until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal. The nominees are Charles W. Cole, Jr., Barbara B. Lucas, Francis G. Riggs, Carl W. Stearn, Enos K. Fry and Herbert W. Jorgensen.

      At a Board of Directors meeting on May 20, 1998, pursuant to authority contained under Bankshares' Articles of Incorporation and Bylaws, the Board of Directors voted to expand the Board by a total of one position. Thomas S. Bozzuto was elected by the Board to fill this position. Consistent with the laws of the State of Maryland, Mr. Bozzuto will stand for election by the stockholders at this Annual Meeting. Mr. Bozzuto has been nominated to be elected and hold office as a member of the class of directors whose terms expire at the 2002 Annual Meeting of Stockholders.

      Pursuant to Bankshares' Bylaws, which provide that the term of office of a director of Bankshares shall expire upon the date of the annual meeting of stockholders immediately following the date on which the director reaches 68 years of age, M. Jenkins Cromwell, Jr., who has attained the age of 68, will retire from service as a director of Bankshares effective upon the date of this Annual Meeting.

      The proxies solicited hereby, unless directed to the contrary, will be voted FOR the election as directors of all seven nominees listed in the following table. In order to be elected, a majority of the shares present must be voted FOR the election of each nominee. Each nominee has consented to serve as a director, if elected. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve as a director but, if for any reason any nominee is not willing or able to serve as a director, the accompanying proxy will be voted FOR a substitute nominee chosen by the Board of Directors.

INFORMATION CONCERNING NOMINEES

      The following table presents information concerning persons nominated by the Board of Directors for election as directors of Bankshares to serve until the 2002 Annual Meeting of Stockholders or until their successors have been elected and qualified or until their earlier resignation or removal. Except as indicated, the nominees have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.


                         AGE, PRINCIPAL OCCUPATION, POSITION WITH BANKSHARES AND THE BANK, AND
NAME OF DIRECTORS        BENEFICIAL OWNERSHIP OF COMMON STOCK AT DECEMBER 31, 1998 (PERCENTAGE OF CLASS)(#)
-----------------------  -------------------------------------------------------------------------------------
Charles W. Cole, Jr....  Mr. Cole, age 63, has been a director of the Bank and Bankshares since 1995.
                         Mr. Cole is Vice Chairman of the Board and Managing Director of Brown
                         Investment Advisory and Trust Co., an investment advisory and trust company.
                         Prior to being elected to this position in 1994, he was the President and Chief
                         Executive Officer of First Maryland Bancorp and the First National Bank of
                         Maryland.
                         13,930 shares (*)(1)

Barbara B. Lucas.......  Ms. Lucas, age 53, is Senior Vice President and Corporate Secretary of The
                         Black & Decker Corporation.  She was elected a director of the Bank and
                         Bankshares by the Board of Directors during 1996.
                         13,029 shares (*)(2)

Francis G. Riggs.......  Mr. Riggs, age 61, has been a director of the Bank since 1972 and of
                         Bankshares since its organization.  Mr. Riggs is an Executive Vice President and director of Riggs, Counselman, Michaels & Downes, Inc., an insurance brokerage company located in Baltimore, Maryland.
                         84,456 shares (*)(3)

Carl W. Stearn.........  Mr. Stearn, age 66, served as Chairman of the Board and Chief Executive
                         Officer of Bankshares and the Bank prior to his retirement on April 15, 1998.
                         He had been employed with Bankshares and the Bank since 1990.  Mr. Stearn became a director of Bankshares and the Bank in 1990.
                         253,146 shares (1%)(4)

Enos K. Fry............  Mr. Fry, age 55, has been Group Manager - Washington Metro Area, of the
                         Bank since 1997.  Prior to joining the Bank, he served in various executive capacities with Citizens Savings Bank, F.S.B. ("Citizens Savings"), including
                         President, Director, and Vice Chairman of the Board, until Citizens Savings was acquired by the Bank in 1997.
                         99,700 shares (*)(5)

Herbert W. Jorgensen...  Mr. Jorgensen, age 70, served as Chairman of the Board and Chief Executive
                         Officer of Citizens Savings from April 1994 until it was acquired by the Bank in August 1997.  Prior thereto, he served as Vice Chairman of the Board of
                         Directors of Citizens Savings.
                         123,614 shares (*)(6)

      The following table presents information concerning the individual elected as director of Bankshares by the Board of Directors subsequent to the 1998 Annual Meeting of Stockholders. This individual has been nominated by the Board of Directors for election as a member of the class of directors of Bankshares whose terms are expected to expire at the 2002 Annual Meeting of Stockholders or until their successors have been elected and qualified or until their earlier resignation or removal.


                        AGE, PRINCIPAL OCCUPATION, POSITION WITH BANKSHARES AND THE BANK, AND
NAME OF NOMINEE         BENEFICIAL OWNERSHIP OF COMMON STOCK AT DECEMBER 31, 1998 (PERCENTAGE OF CLASS)(#)
----------------------  -------------------------------------------------------------------------------------
Thomas S. Bozzuto.....  Mr. Bozzuto, age 52, is the Chief Executive Officer of The Bozzuto Group, a full-
                        service residential company located in Greenbelt, Maryland.  He has held this position since he formed The Bozzuto Group in 1988.
                        8,470 shares (*)(7)

INFORMATION CONCERNING CONTINUING DIRECTORS AND NAMED EXECUTIVE OFFICER

      The following table presents information concerning directors of Bankshares whose terms of office will continue after the 1998 Annual Meeting of Stockholders and one named executive officer who is not a director of Bankshares. As indicated, some directors will serve until the 2000 Annual Meeting of Stockholders, and other directors will serve until the 2001 Annual Meeting of Stockholders. Except as indicated, the directors have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.


                         AGE, PRINCIPAL OCCUPATION, POSITION WITH BANKSHARES AND THE BANK, AND
NAME OF DIRECTORS        BENEFICIAL OWNERSHIP OF COMMON STOCK AT DECEMBER 31, 1998 (PERCENTAGE OF CLASS)(#)
-----------------------  -------------------------------------------------------------------------------------

DIRECTORS SERVING UNTIL 2000
Dr. Calvin W. Burnett..  Dr. Burnett, age 66, has been a director of the Bank since 1984 and of
                         Bankshares since its organization.  He is President of Coppin State College,
                         Baltimore, Maryland.
                         10,888 shares (*)(8)

Pierce B. Dunn.........  Mr. Dunn, age 48, has been a director of the Bank since 1988 and of
                         Bankshares since its organization.  He is Chairman of the Board of MIRCON,
                         Inc., an environmental and engineering company.
                         49,232 shares(*)(9)

Mark K. Joseph.........  Mr. Joseph, age 60, has been a director of the Bank and Bankshares since
                         1993.  He is Chairman and Chief Executive Officer of Municipal Mortgage and
                         Equity, LLC, a lender which invests in real estate backed tax exempt bonds.
                         Mr. Joseph is also Chairman of the Board and founder of The Shelter Group, a real estate development, property and asset management company.  Mr. Joseph serves as Chairperson of Bankshares' Audit Committee.
                         23,183 shares (*)(10)

Peter M. Martin........  Mr. Martin, age 61, Chairman of the Board, President and Chief Executive
                         Officer of Bankshares and the Bank, has been employed with the Bank since
                         1990.  Mr. Martin became a director of the Bank and Bankshares in 1990.
                         293,841 shares (1.2%)(11)


                              AGE, PRINCIPAL OCCUPATION, POSITION WITH BANKSHARES AND THE BANK, AND
NAME OF DIRECTORS             BENEFICIAL OWNERSHIP OF COMMON STOCK AT DECEMBER 31, 1998 (PERCENTAGE OF CLASS)(#)
---------------------------   -------------------------------------------------------------------------------------
Sheila K. Riggs............   Mrs. Riggs, age 55, has been a director of the Bank since 1982 and of
                              Bankshares since its organization.  Mrs. Riggs is the Chairman of the Maryland
                              Health and Higher Education Facilities Authority, which issues bonds to finance health care and higher education facilities.  Ms. Riggs serves as
                              Chairperson of Bankshares' Compensation Committee.
                              51,907 shares (*)(12)

DIRECTORS SERVING UNTIL 2001

Robert B. Barnhill, Jr. ...   Mr. Barnhill, age 54, has been a director of the Bank and Bankshares since
                              1992.  He is Chairman, Chief Executive Officer and founder of TESSCO
                              Technologies, Incorporated, a supplier to the wireless communication industry.
                              13,479 shares (*)(10)

Melvin A. Bilal............   Mr. Bilal, age 56, has been a director of the Bank and Bankshares since 1992.
                              He is owner and Managing Executive of the Bilal Group, Inc., a provider of long and short term staffing needs. Prior to this position, he was President and founder of Security America Services, Inc., a security consulting firm.
                              11,503 shares (*)(10)

Ward B. Coe, III, Esquire..   Mr. Coe, age 53, was elected as a director of the Bank and Bankshares subsequent to the 1997 Annual Meeting of Stockholders. He is Managing
                              Partner of the law firm of Whiteford, Taylor & Preston LLP.
                              10,872 shares (*)(13)

Frederick W. Meier, Jr. ...   Mr. Meier, age 55, was elected as a director of the Bank and Bankshares subsequent to the 1997 Annual Meeting of Stockholders.  He is President of
                              Lord Baltimore Capital Corp., formerly ATAPCO Capital Management Group.
                              Prior to being elected to this position in 1996, he was an Executive Vice
                              President of First National Bank of Maryland and First Maryland Bancorp.
                              11,918 shares (*)(13)

Sister Rosemarie Nassif....   Sister Nassif, age 57, has been a director of the Bank and Bankshares since
                              1992. She is the Executive Director of the Fund for Educational Excellence
                              and the former President of the College of Notre Dame of Maryland.
                              11,367 shares (*)(14)



                              AGE, PRINCIPAL OCCUPATION, POSITION WITH BANKSHARES AND THE BANK, AND
NAME OF EXECUTIVE OFFICER     BENEFICIAL OWNERSHIP OF COMMON STOCK AT DECEMBER 31, 1998 (PERCENTAGE OF CLASS)(#)
---------------------------   -------------------------------------------------------------------------------------

NAMED EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS
James R. Wallis............   Mr. Wallis, age 50, has been Executive Vice President and Chief Financial
                              Officer of Bankshares and Group Manager--Administration and Chief
                              Financial Officer of the Bank since July 10, 1995.  Prior to joining the Bank and Bankshares, he was an independent consultant.  Mr. Wallis was Executive
                              Vice President and Chief Financial Officer of a savings and loan association and its holding company in Atlanta, Georgia until 1993.
                              71,045 shares (*)(15)

----------------------------
(#)   Unless otherwise indicated by footnote, each individual has sole voting and dispositive powers as to all shares indicated.
(*)   Owns less than one percent of the outstanding Common Stock.
(1)   Includes 3,314 shares subject to a currently exercisable stock option and 6,731 shares subject to a stock option not currently exercisable. The remainder of the shares are held directly.
(2)   Includes 4,305 shares subject to a currently exercisable stock option and 6,510 shares subject to a stock option not currently exercisable. The remainder of the shares are held directly.
(3)   Includes 2,100 shares subject to a currently exercisable stock option; 6,731 shares subject to a stock option not currently exercisable; 11,460 shares held as custodian; and 2,760 shares which represent Mr. Riggs' beneficial interest of shares owned by Riggs, Counselman, Michaels & Downes, Inc. The remainder of the shares are held directly.
(4)   Includes 60,774 shares subject to a currently exercisable stock option; 150,490 shares subject to a stock option not currently exercisable; and 17,570 shares held in the Retirement Savings Plan for the benefit of Mr. Stearn. The remainder of the shares are held directly.
(5)   Includes 66,720 shares subject to a currently exercisable stock option; 10,500 shares subject to a stock option not currently exercisable; 5,615 shares held in an individual retirement account for the benefit of Mr. Fry; and 16,865 shares held by spouse.
(6)   Includes 103,071 shares subject to a currently exercisable stock option; 2,100 shares subject to a stock option not currently exercisable; 7,003 shares held in an IRA; and 3,276 held by spouse. The remainder of the shares are held directly.
(7)   Includes 2,500 shares subject to a currently exercisable stock option and 4,500 shares subject to a stock option not currently exercisable. The remainder of the shares are held directly.
(8)   Includes 3,581 shares subject to a currently exercisable stock option and 4,323 shares subject to a stock option not currently exercisable. The remainder of the shares are held directly.
(9)   Includes 4,530 shares subject to a currently exercisable stock option; 6,731 shares subject to a stock option not currently exercisable; 25,814 shares held as trustee; 1,490 shares held as custodian; and 118 shares held by spouse. The remainder of the shares are held directly.
(10)  Includes 4,530 shares subject to a currently exercisable stock option and 6,731 shares subject to a stock option not currently exercisable. The remainder of the shares are held directly.
(11)  Includes 50,774 shares subject to a currently exercisable stock option; 150,490 shares subject to a stock option not currently exercisable; and 6,415 shares held in the Retirement Savings Plan for the benefit of Mr. Martin. The remainder of the shares are held directly.
(12)  Includes 2,100 shares subject to a currently exercisable stock option, 6,731 shares subject to a stock option not currently exercisable; and 2,088 shares held as custodian. The remainder of the shares are held directly.
(13)  Includes 4,305 shares subject to a currently exercisable stock option and 6,510 shares subject to a stock option not currently exercisable. The remainder of the shares are held directly.
(14)  Includes 3,427 shares subject to a currently exercisable stock option and 6,731 shares subject to a stock option not currently exercisable. The remainder of the shares are held directly.
(15)  Includes 47,380 shares subject to a currently exercisable stock option and 10,500 shares subject to a stock option not currently exercisable. The remainder of the shares are held directly.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of December 31, 1998, the number of shares of Common Stock beneficially owned by all directors and executive officers of Bankshares and its subsidiaries as a group.

                                                              AMOUNT AND NATURE(1)
                                                                 OF BENEFICIAL          PERCENT
                                                                    OWNERSHIP           OF CLASS
                                                              --------------------   ------------
All directors and executive officers as a group (19 persons)       1,155,580             4.76%

--------------------
(1)  Shares subject to currently exercisable options that are held by directors and officers are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

COMMITTEES

      Bankshares has standing Audit, Compensation and Nominating Committees of the Board of Directors. The members of each of the named committees serve at the discretion of the Board of Directors.

      The Audit Committee (Messrs. Joseph, Barnhill, Jr., Coe, Cole, Jr., Dunn, Jorgensen and Meier, Jr.) reviews and reports to the Board of Directors on examinations of the Bank and its subsidiaries by regulatory authorities, recommends independent accountants for appointment by the Boards of Bankshares and the Bank, reviews the scope of the work of the independent accountants and their reports, and reviews the activities and actions of the Bank's internal auditors. The Audit Committee met four (4) times during 1998.

      The Compensation Committee (Mrs. Riggs, Lucas, Sister Nassif and Messrs. Cole, Jr., Cromwell, Dunn and Riggs), reviews and determines salaries and other benefits for executive and senior management of Bankshares and its subsidiaries, reviews and determines employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensatory plans and arrangements. The Compensation Committee met three (3) times during 1998.

      The Nominating Committee (Messrs. Bilal, Burnett, Coe, Cromwell and Mrs. Lucas) nominates persons for election to the Board of Directors of Bankshares and the Bank. The Nominating Committee will consider shareholder recommendations submitted to it in writing in care of Bankshares in accordance with Bankshares bylaws. The Nominating Committee met one (1) time during 1998.

DIRECTORS' COMPENSATION

      The Board of Directors of Bankshares held twelve (12) meetings during 1998. The Board of Directors of the Bank met twelve (12) times during 1998. All of the directors of Bankshares, excluding Mr. Joseph, attended at least 75% of the total number of Bankshares' board meetings held and committee meetings on which such director served during 1998. Each outside director of Bankshares and the Bank receives an annual retainer of $14,000 for service on either or both of the Boards of Directors. Each outside director also receives a fee of $700 for attendance at regular or special Board meetings, except that a single fee is paid if Board meetings for Bankshares and the Bank are held on the same day.

Finally, outside directors who are members of committees of the Board receive a fee of $700 for attendance at committee meetings, while the chairpersons of such committees receive a fee of $800. Total directors' fees paid by Bankshares and the Bank during 1998 were $395,550.

      The Bank and Bankshares have a deferred compensation plan for outside directors. Each year, a director may elect to defer payment of all or part of the director's fees for that year until the individual ceases to be a director. Interest is earned on the deferred amount at the prime rate. Payment of the deferred amount may be made to the director or to his or her beneficiary. In addition, non-employee directors are eligible to receive options under the Provident Bankshares Corporation Amended and Restated Stock Option Plan (the "Stock Option Plan"). Finally, a Non-Employee Directors' Severance Plan exists which provides that if a director's service is terminated following a "change in control" of Bankshares or the Bank, as defined in the Plan, such director is entitled to receive a payment equal to five times the directors' annual retainer.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as to the extent that Bankshares specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Recommendations regarding all of the components of the compensation of the President and Chief Executive Officer of Bankshares are made by the five member Compensation Committee of the Board and are approved by the Board of Directors. The Board of Directors did not reject or modify in any material way any of the recommendations of the Compensation Committee during fiscal year 1998. Each member of the Compensation Committee is a non-employee director. The following report has been prepared by the Compensation Committee and addresses the compensation policies of Bankshares for 1998 as they affected Mr. Martin, the President and Chief Executive Officer, and one other named Executive Officer.

EXECUTIVE OFFICER COMPENSATION POLICIES AND OBJECTIVES

      The policies and objectives of the Compensation Committee are designed to assist Bankshares and its subsidiaries in attracting and retaining qualified executives, to recognize individual contributions toward the achievement of short-term and long-term performance goals, and to closely align the financial interests of the senior managers of Bankshares and its subsidiaries with those of its shareholders. In furtherance of these objectives, Bankshares maintains a compensation program for Executive Officers which consists of both cash and equity-based compensation. From time to time the Compensation Committee retains independent compensation consultants to work with it on executive compensation matters. Such consultants report directly to the Compensation Committee. The Compensation Committee also has access to competitive data regarding executive compensation levels and practices.

EXECUTIVE COMPENSATION PROGRAMS AND RELATIONSHIP TO PERFORMANCE

      The annual compensation of the Executive Officers of Bankshares consists of a base salary and an annual bonus. In the case of Mr. Martin, this annual bonus is determined under the terms of the Provident Bankshares Corporation Executive Incentive Plan ("EIP") or, in the case of Mr. Wallis, the Group Management Incentive Plan ("GMIP"). The Compensation Committee has discretion to establish, relative to performance and peer group comparisons, the base salary of the Chief Executive Officer. This is done once a year. The Compensation Committee itself determines the level of annual salary for the Chief Executive Officer, generally based upon a review of the performance of the Chief Executive Officer during the prior year and competitive data for that position. The Chief Executive Officer recommends to the Compensation Committee a salary level for the other named Executive Officer based upon a performance review of the executive. The Compensation Committee also approves the participation of key executives in the EIP and the GMIP and is responsible for the granting of options under the Stock Option Plan.

EXECUTIVE INCENTIVE PLAN

      Under the EIP, for purposes of establishing incentive awards, three after-tax net income targets for the upcoming year are established: threshold, budget and maximum. Additionally, the Compensation Committee sets a percentage of base salary to be eligible to be received as incentive compensation at each of the threshold, budget and maximum targets. If actual after-tax net income reaches the threshold, budget or maximum targets, Mr. Martin will automatically receive 75% of the designated percentage of base salary as incentive compensation. If the actual after-tax net income is less than the maximum, but greater than the threshold or budget after-tax net income targets, the percentage of base salary which may be received as incentive compensation is increased proportionately. The remaining 25% of the award potential is based on individual performance against goals, namely: management of the company with emphasis on development and retention of key personnel; implementation of new initiatives; financial progress in addition to net earnings; and risk management. In the event that actual after-tax net income is less than the threshold after-tax net income target, no incentive compensation is payable. The Compensation Committee reviews the terms of the EIP each year to assure that, in operation, it is furthering the Committee's compensation policy objectives. Incentive compensation earned under the EIP is paid within one month of the end of the fiscal year of the Bank. Payment of all or any part of the incentive compensation earned under the Executive Incentive Plan may be deferred.

GROUP MANAGEMENT INCENTIVE PLAN

      Under the GMIP, for purposes of establishing incentive awards, after-tax net income targets for the upcoming year are established with a threshold and a maximum, based on the annual budget of Bankshares as approved by the Board of Directors. Additionally, the Compensation Committee sets a sliding scale percentage of base salary eligible to be received as incentive compensation. If actual after-tax net income reaches the threshold or maximum targets, Mr. Wallis receives a percentage of base salary as incentive compensation. If the actual after-tax net income is less than the maximum, but greater than the threshold or budgeted after-tax net income targets, the percentage of base salary which may be received as incentive compensation is increased proportionately. The award potential is based on corporate and individual performance goals. In the event that actual after-tax net income is less than the threshold after-tax income target, no incentive compensation is payable. The Compensation Committee reviews the terms of the GMIP each year to assure that, in operation, it is furthering the Committee's compensation policy objectives. Incentive compensation earned under the GMIP is paid within one month of the end of the fiscal year of the Bank. Payment of all or any part of the incentive compensation earned under the GMIP may be deferred.

STOCK OPTION PLAN

      Long-term incentives for the Executive Officers are provided through the Stock Option Plan. The Stock Option Plan authorizes the issuance of non-qualified stock options to key officers and certain employees of Bankshares and its subsidiaries. Subject to the general limits prescribed by the Stock Option Plan, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the term for which option grants shall be made, the terms of the options and the number of shares subject to each option. Although the Compensation Committee's decisions are discretionary and no specific formula is used in the decision making, the number of options granted is based generally upon position level and performance. Through the award of stock options, the objective of aligning the long-range interests of the Executive Officers with those of the stockholders is met by providing the Executive Officers with the opportunity to build a meaningful ownership stake in Bankshares.

OTHER COMPENSATION PLANS

      The Executive Officers participate in the corporation's health and welfare and qualified retirement plans on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans.

      In addition to the qualified retirement plans, the Bank maintains a Supplemental Executive Retirement Income Plan ("Supplemental Plan") in which Mr. Martin participates. The Supplemental Plan provides additional benefits to Mr. Martin upon retirement equal to 35% of final pay, reduced by Social Security and the age-65 benefit accrued under the Bank's Pension Plan and then proportionately reduced for less than 25 years of service. The Supplemental Plan is unfunded, so that amounts payable represent unsecured liabilities of the Bank, subject to the claims of secured creditors. The Bank reduced these unfunded Supplemental Benefits in 1993 from 70% to 35% of final pay. The amount of this benefit reduction has been replaced by a split-dollar insurance arrangement. The Bank has purchased four insurance policies on the life of Mr. Martin. Two policies are split-dollar arrangements, subject to collateral assignment agreements. The other two are corporate-owned life insurance policies.

CHIEF EXECUTIVE OFFICER COMPENSATION

      The Compensation Committee set Mr. Martin's base compensation for the fiscal year 1998 at $405,000, which represents an 8% increase over his 1997 base salary. Mr. Martin was appointed Chief Executive Officer effective April 15, 1998. Prior to that, he served as President and Chief Operating Officer. In establishing his base salary, the Compensation Committee reviewed Mr. Martin's performance for the prior year and also considered the compensation of chief executive officers of banking organizations in the Baltimore metropolitan area. The increase for 1998 reflects the Compensation Committee's recognition of Mr. Martin's contribution to the successful implementation of measures to improve the efficiency of the Bank, as demonstrated by the earnings growth of Bankshares and increase in the return on and value of shareholder equity. The budget target for 1998 was exceeded, resulting in a formula and performance driven proportional payout of $121,500.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

      Recommendations regarding the base salary of Mr. Wallis are made to the Compensation Committee by the Chief Executive Officer and are either approved or modified by the Compensation Committee. The recommendation as to the salary of Mr. Wallis is based upon a review of his performance during the prior year by the Chief Executive Officer. The Compensation Committee did not reject or modify in any material way any of the recommendations of the Chief Executive Officer concerning the base salary of Mr. Wallis for 1998. Mr. Martin participates in the EIP and Mr. Wallis participates in the GMIP. Awards under each plan are based upon the formula contained in the Plans.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE PROVIDENT BANKSHARES CORPORATION BOARD OF DIRECTORS.

SHEILA K. RIGGS (CHAIRPERSON)
CHARLES W. COLE, JR.
M. JENKINS CROMWELL, JR.
PIERCE B. DUNN
BARBARA B. LUCAS
SISTER ROSEMARIE NASSIF
FRANCIS G. RIGGS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table sets forth the compensation paid or allocated for services rendered to Bankshares and the Bank in all capacities during the years ended December 31, 1996, 1997 and 1998 (i) to the retired Chief Executive Officer of Bankshares; (ii) the current President and Chief Executive Officer of Bankshares; and (iii) to the one other member of executive management whose 1998 compensation exceeded $100,000 (collectively hereinafter referred to as the named Executive Officers).


                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                                                       COMPENSATION
                                        ANNUAL COMPENSATION               AWARDS
                                     --------------------------------- -------------
                                                            OTHER       SECURITIES       ALL
                                                            ANNUAL      UNDERLYING      OTHER
                                       SALARY    BONUS   COMPENSATION    OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)       ($)        ($)           SARS(#)        ($)
---------------------------  ------  ---------  -------  -------------  -----------  -------------

Carl W. Stearn.............   1998    $123,956  $ 37,186   $ 4,108(2)        --       $  89,226(4)
Chairman of the Board and     1997     425,000   127,500     4,960           --         103,499
Chief Executive Officer(1)    1996     388,346   118,770     5,454      136,500(3)       52,389

Peter M. Martin............   1998    $405,000  $121,500   $ 4,358(2)        --       $  56,527(4)
Chairman of the Board,        1997     375,000   112,500     4,823           --          68,150
President and Chief           1996     325,371    99,510     4,952      136,500(3)       37,689
Executive Officer(1)

James R. Wallis............   1998    $189,000  $ 43,000   $    --       10,500       $   7,500(4)
Executive Vice President      1997     180,000    42,000        --           --           7,125
and Chief Financial Officer   1996     165,667    47,800        --           --           1,125
--------------------------------------
(1) Mr. Stearn retired as Chairman of the Board and Chief Executive Officer of Bankshares effective
    April 15, 1998 and the Board of Directors of Bankshares appointed Mr. Martin to serve as Chairman of the Board, President and Chief Executive Officer of Bankshares effective April 15, 1998. Prior to this appointment, Mr. Martin served as President and Chief Operating Officer of Bankshares.
    Figures shown for Mr. Stearn are pro-rated.
(2) Represents grossed-up reimbursement for the tax effect of reportable incremental imputed income for the split dollar insurance agreements.
(3) None of the disclosed options held by Messrs. Stearn and Martin are currently exercisable.  The number of options disclosed reflects adjustment pursuant to the Stock Option Plan for 5% stock dividends.  See "Stock Option Grants."
(4) The amounts shown in this column for the last fiscal year are derived from the following figures:
    (i) Mr. Stearn:  $5,625 allocated under the Bank's 401(k) plan, and $83,601 in economic value of
    Bank-paid split-dollar life insurance premiums; (ii) Mr. Martin:  $7,500 allocated under the Bank's
    401(k) plan, and $49,027 in economic value of Bank-paid split-dollar life insurance premiums; and
    (iii) Mr. Wallis:  $7,500 allocated under the Bank's 401(k) plan.

CHANGE IN CONTROL AGREEMENTS

      Bankshares and the Bank entered into Change in Control Agreements with Messrs. Martin and Wallis during 1995. Each Change in Control Agreement (the "Agreement") provides for a 36-month term. Each Agreement provides that commencing on the date of the Agreement's execution, the term of the Agreement will be extended for one day each day until such time as the board of directors or Executive elects not to extend the term of the Agreement by giving written notice to the other party.

       Each Agreement provides that at any time following a "change in control" of Bankshares or the Bank, as defined in the Change in Control Agreements, if Bankshares or the Bank terminates the Executive's employment for any reason other than cause, or if the Executive terminates his employment following demotion, loss of title, office or significant authority, a reduction in annual compensation or benefits, or relocation of the principal place of employment by more than 20 miles following a change in control, the Executive, or in the event of death, the Executive's beneficiary would be entitled to receive a payment equal to 2.99 times the Executive's average annual taxable compensation as reported on Form W-2 with the Internal Revenue Service for the five preceding taxable years or such lesser number of years in the event that the Executive has been employed by Bankshares or the Bank for less than five years. Bankshares and the Bank will also continue the Executive's life, medical, and disability coverage. Such coverage shall cease upon the expiration of 36 full calendar months following the date of termination or the date the Executive secures comparable employment by an employer other than Bankshares or the Bank, whichever comes first. If the Executive voluntarily resigns from Bankshares or the Bank within one year following a change in control, but prior to an event of termination described above, the Executive would be entitled to receive a payout equal to six (6) times his then current monthly taxable compensation. Payments to the Executive under the Bank's change in control agreements will be guaranteed by Bankshares in the event that payments or benefits are not paid by the Bank.

      Payments and benefits under the Change in Control Agreements may constitute an excess parachute payment under Section 280G of the Internal Revenue Code, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amount to Bankshares and the Bank.

STOCK OPTION GRANTS

      As discussed above and as an inducement to attract and retain qualified managers and employees, Bankshares maintains the Stock Option Plan. The following table lists all grants of options under the Stock Option Plan to the Named Executive Officers for 1998 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option. During 1998, 309,150 shares subject to options were granted to 114 persons.


                       OPTIONS GRANTS IN LAST FISCAL YEAR


                                                                                  POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF
                                                                                       STOCK PRICE
                                                                                    APPRECIATION FOR
                      INDIVIDUAL GRANTS                                                OPTIONS(1)
---------------------------------------------------------------------------------- -------------------
                            NUMBER OF     % OF TOTAL
                            SECURITIES    OPTION/SARS
                            UNDERLYING    GRANTED TO    EXERCISE OR
                             OPTIONS/     EMPLOYEES      BASE PRICE
                           SARS GRANTED       IN            PER        EXPIRATION
NAME                            (2)      FISCAL YEAR      SHARE(3)        DATE         5%        10%
----                       ------------  -------------  ------------  ------------  --------  ---------
James R. Wallis..........     10,500          3.4%        $32.14         02/13/08   $210,950   $535,798

-------------------------------
(1)   The fair market value on the date of grant was $32.065. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.
(2)   The number of options disclosed reflects adjustment pursuant to the Stock
      Option Plan for a 5% stock dividend.
(3)   The price disclosed reflects adjustment pursuant to the Stock Option Plan for a 5% stock dividend.

STOCK OPTION EXERCISES AND HOLDINGS

      The following table reflects all stock option exercises by the Named Executive Officers during 1998 and includes the number of shares covered by all remaining unexercised stock options as of December 31, 1998. Also reported are the values for "in-the-money" options which represent the difference between the exercise price of any such remaining unexercised options and the year-end market price of the Common Stock.



               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION/SAR VALUE


                                    SHARES
                                   ACQUIRED                  NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                      ON        VALUE       UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS/SARS
                                  EXERCISE(#) REALIZED($)   OPTIONS/SARS AT FY-END(#)      AT FY-END ($)(1)
                                  ------------------------ --------------------------  --------------------------
          NAME                                             EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------- ---------- ------------- -----------  -------------  -----------  -------------
Carl W. Stearn..................      --            --       60,774       150,490     $1,296,613(2)   $1,565,848(3)
Chairman of the Board and Chief
Executive Officer

Peter M. Martin.................  10,000      $222,438       50,774       150,490     $1,083,263(2)   $1,565,848(3)
Chairman of the Board, President
and Chief Executive Officer

James R. Wallis.................      --            --       47,380        10,500     $  605,280(4)           --(5)
Executive Vice President and Chief
Financial Officer
--------------------------------
(1)The closing price of the Common Stock on December 31, 1998 was $24 7/8.
(2)The option exercise price is $3.54.
(3)The option exercise price is $14.47.
(4)The option exercise price is $12.10.
(5)The option exercise price is $32.14.

PENSION PLANS

      The following table sets forth the estimated annual pension benefits payable to a participant at normal retirement age (age 65) under the Bank's Pension Plan and its Supplemental Plan, based on both the remuneration that is covered under such plans and years of service with Bankshares and its subsidiaries.


                                        YEARS OF SERVICE
                  ------------------------------------------------------------
 REMUNERATION        15          20           25          30            35
---------------   ---------   ---------   ----------  -----------    ---------

    125,000          26,250      35,000       43,750       43,750       43,750
    150,000          31,500      42,000       52,500       52,500       52,500
    175,000          36,750      49,000       61,250       61,250       61,250
    200,000          42,000      56,000       70,000       70,000       70,000
    225,000          47,250      63,000       78,750       78,750       78,750
    250,000          52,500      70,000       87,500       87,500       87,500
    275,000          57,750      77,000       96,250       96,250       96,250
    300,000          63,000      84,000      105,000      105,000      105,000
    325,000          68,250      91,000      113,750      113,750      113,750
    350,000          73,500      98,000      122,500      122,500      122,500
    375,000          78,750     105,000      131,250      131,250      131,250
    400,000          84,000     112,000      140,000      140,000      140,000
    425,000          89,250     119,000      148,750      148,750      148,750


      Bankshares maintains the Supplemental Executive Retirement Income Plan for certain executive officers which will pay 50% of the difference between 70% of final pay and the amounts paid by the pension plan and Social Security benefits, except in the case of Mr. Stearn where Bankshares will pay 100% of the difference prior to the year 2000. Compensation used in calculating the annual normal retirement benefit amounts reflected in the Pension Plan Table is the executive's highest rate of base annual salary, reported in the third column of the Summary Compensation Table, and does not include bonuses or other amounts reported in any of the remaining columns of the Summary Compensation Table.

      The following table sets forth the respective years of service credited for Pension Plan purposes as of December 31, 1998, and the estimated years of service at the respective normal retirement dates for Messrs. Martin and Wallis.


                          YEARS OF SERVICE     YEARS OF SERVICE
         NAME                AT 12/31/98      AT NORMAL RETIREMENT
-----------------------   ----------------   ----------------------
Peter M. Martin........            8.8              12.4
James R. Wallis........            3.4              18.2

      The Pension Plan Table reflects the annual benefit payable at the executive's 65th birthday in the form of an annuity for the executive's life with a 15-year guarantee in favor of the executive's spouse. Under this form, should the executive die within 15 years after the benefits start, the executive's surviving spouse, if any, will continue to receive the same pension benefits until the end of that 15-year period.

      The Pension Plan Table reflects the maximum benefit payable under the Provident Bank of Maryland Pension Plan, a tax-qualified funded plan and certain Supplemental Retirement Income Agreements providing 50% of the excess (unfunded benefits). The benefits reflected in the Table are offset or reduced by 100% of the executive's estimated primary Social Security benefit.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Francis G. Riggs is a director of Bankshares and the Bank, and a member of the Compensation Committee. Mr. Riggs is Executive Vice President and a director of Riggs, Counselman, Michaels & Downes, Inc. From January l to December 31, 1998, the Bank paid Riggs, Counselman, Michaels & Downes, Inc. $374,523 for premiums related to insurance services.

PERFORMANCE GRAPH

      The SEC requires that Bankshares include in this proxy statement a line-graph comparing cumulative stockholder returns as of December 31 for each of the last five years among the Common Stock, a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by Bankshares, assuming in each case both an initial $100 investment and reinvestment of dividends. Consistent with past practice, the Board of Directors has selected the Nasdaq Market Index as the relevant broad market index because prices for the Common Stock are quoted on Nasdaq National Market. Additionally, the Board of Directors has selected the Middle Atlantic Banks Index as the relevant industry standard because such index consists of financial institutions which are headquartered in the mid-Atlantic region and the Board believes that such institutions generally possess assets, liabilities and operations more similar to those of Bankshares and its subsidiaries than other publicly-available indices.



                       Comparative Five-Year Total Returns
    Provident Bankshares Corporation, Nasdaq Market Index and MG Group Index


                              [GRAPH APPEARS HERE]


                                                              Summary

                                              12/31/93    12/31/94    12/31/95   12/31/96    12/31/97    12/31/98
Provident Bankshares Corporation                100.00      115.02     167.49      226.51      383.07     331.56
Middle Atlantic Bank Index                      100.00      99.03      145.75      194.71      317.56     349.55
Nasdaq Market Index                             100.00      104.99     136.18      169.23      207.00     291.96

Notes:
     A.  The lines represent yearly index levels derived from compounded daily returns that include all dividends.
     B.  The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C.  If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.  The index level for all series was set to $100.00 in 1993.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

      Periodically, the Bank may engage in lending transactions in the ordinary course of business with its officers and directors, as well as entities associated with such persons. Such transactions are made in the ordinary course of business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. Loans to such persons do not involve more than the normal risk of collectibility or present other unfavorable features.


                     PROPOSAL 2. TO APPROVE THE SELECTION OF
                     INDEPENDENT AUDITORS FOR THE YEAR 1999

      The Board of Directors of Bankshares has appointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for Bankshares for the year 1999, subject to the approval of the stockholders. PricewaterhouseCoopers LLP, which has served as independent auditors for Bankshares and the Bank since 1990, has advised Bankshares that neither the firm nor any of its partners or associates has any direct financial interest in or any connection with Bankshares or any of its subsidiaries other than as independent auditors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

      The Board of Directors seeks stockholder approval of its selection of PricewaterhouseCoopers LLP as its independent auditors to Bankshares for the year 1999.

      The Board of Directors recommends a vote FOR this Proposal. Proxies will be voted FOR this Proposal unless otherwise instructed by the persons giving the proxy.

                                  OTHER MATTERS

      The Board of Directors is not aware of any other matter to be presented for action at the meeting, other than the matters previously set forth in this Proxy Statement, except that the Board has been given notice by Mid-Atlantic Investors ("Mid-Atlantic"), a shareholder of Bankshares, that it intends to offer the following non-binding resolution at the meeting (which was not submitted for inclusion in this Proxy Statement): "RESOLVED, that the stockholders hereby inform the board of directors that it is the desire of the stockholders that the board of directors immediately take the necessary steps to achieve a sale, merger or other acquisition of the Company on terms that will maximize stockholder value as promptly as possible." The Board cannot be certain that Mid-Atlantic will offer this proposal at the meeting. However, the Board opposes adoption of the proposal and intends to use its discretionary authority to vote stockholder proxies against the proposal if it is properly presented. In making this determination, the Board of Directors considered a presentation made to the Board of Directors by a representative of Mid-Atlantic.

      The Board believes that adoption of the proposal is inappropriate for a variety of reasons. First, the Board believes that its current strategy is the best way to maximize long-term shareholder value. Second, the Board regularly reviews, with the assistance of outside advisors, including its investment banker, its strategy and other actions that may be taken to maximize long-term shareholder value. Third, the Board of Directors is fully aware of its obligations to act in the best interest of Bankshares and its shareholders and its other constituencies. In this regard, Bankshares publicly stated in its September 28 letter to shareholders that it has not adopted a "just say no" policy. Fourth, the Board of Directors believes that the adoption of this non-binding proposal would be detrimental to the financial interests of Bankshares and its shareholders. Although the proposal does not require the Board to take any action, the Board believes that its adoption would result in uncertainty regarding Bankshares' future that would adversely affect its ability to retain and attract customers and its ability to retain and attract personnel, as well as its ability to enter into arrangements or alliances with third parties. In addition, the Board of Directors also believes that the adoption of this proposal could adversely affect its ability to affect a strategic merger or sale of Bankshares on the most favorable terms possible to shareholders if such a course of action were determined to be appropriate.

      If any other business is properly brought before this meeting, the persons named in the proxy form attached to this Proxy Statement will vote such proxy in accordance with their best judgment concerning such business.

                                VOTING PROCEDURES

      As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of nominees proposed by the Board, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Bankshares' Bylaws, directors are elected by a majority of the votes present, without regard to either: (i) broker non-votes or
(ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      As to the ratification of PricewaterhouseCoopers LLP as independent auditors of Bankshares, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under Bankshares' Bylaws, action on such matter is determined by a majority of the votes cast, without regard to either: (i) broker non-votes or (ii) proxies marked "ABSTAIN" as to that matter.

      As indicated above, the Board of Directors intends to use the discretionary authority conferred by the proxy card to vote against the shareholder proposal referred to above. Under Bankshares Bylaws, action on such a proposal would be determined by a majority of the votes cast.

      Stockholder votes are tabulated manually by Bankshares. Proxies received by Bankshares, if such proxies are properly executed and delivered, will be voted in accordance with the voting specifications made on such proxies. Proxies received by Bankshares on which no voting specification has been made by the stockholder will be voted as described in this Proxy Statement. Stockholders who execute and deliver proxies retain the right to revoke them by notice in writing delivered to Bankshares' Secretary at any time before such proxies are voted. Under applicable Maryland corporate law and the Articles of Incorporation and Bylaws of Bankshares, proxies received by Bankshares specifying an abstention as to a proposal will cause the shares so represented to be counted toward a quorum, but not counted as voting for such proposal. To the extent holders or brokers having the right to vote shares do not attend the meeting or return a proxy, such shares will not count toward a quorum and, if a quorum is otherwise achieved, will have no effect on the vote of the proposals considered at the meeting.

                  STOCKHOLDER PROPOSALS -- 2000 ANNUAL MEETING

      To be eligible under the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) for inclusion in Bankshares' proxy statement and form of proxy card, and for presentation at Bankshares' 2000 Annual Meeting, currently scheduled to be held on April 19, 2000, a proposal of a stockholder must be received by Bankshares at 114 East Lexington Street, Baltimore, Maryland 21202 prior to November 6, 1999. For a shareholder proposal submitted outside of the process provided by Rule 14a-8 to be eligible for presentation at Bankshares' 2000 Annual Meeting, timely notice thereof must be received by Bankshares by December 21, 1999 in the manner and form required by Bankshares' By-Laws. In order to curtail controversy as to compliance with these requirements, stockholders are urged to submit proposals to the Secretary of Bankshares by Certified Mail-Return Receipt Requested. If the date of the 2000 Annual Meeting should change, such deadlines would also change.

                                 ANNUAL REPORTS

      BANKSHARES' 1998 ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K ACCOMPANY THIS PROXY STATEMENT. COPIES OF THE REPORTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF BANKSHARES, 114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202, AND WILL BE AVAILABLE AT THE ANNUAL MEETING.

                                    By Order of the Board of Directors

                                    /s/ Peter M. Martin

                                    PETER M. MARTIN
                                    Chairman of the Board, President
                                      and Chief Executive Officer


Baltimore, Maryland
March 3, 1999

PROVIDENT BANKSHARES CORP.

  c/o EquiServe
  P.O. Box 9040
  Boston, MA  02266-9040













                                 [DETACH HERE]

/ X /  PLEASE MARK
       VOTES AS IN
       THIS EXAMPLE.

       THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF CONTRARY DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED BELOW AND FOR PROPOSAL 2.

       1.  Election of Directors.
           NOMINEES: Thomas S. Bozzuto; Charles W. Cole, Jr.; Enos K. Fry; Herbert W. Jorgensen; Barbara B. Lucas; Francis G. Riggs and Carl W. Stearn

                   FOR       WITHHELD
                  /___/       /___/


       /___/ ______________________________________
             For all nominees except as noted above

       2.  To ratify the selection of               FOR     AGAINST   ABSTAIN
           PricewaterhouseCoopers LLP as the
           independent auditors of the Company      /___/    /___/     /___/
           for the fiscal year 1999.

       In their discretion, the proxies, on behalf of and at the direction of the Board of Directors of Provident Bankshares Corporation, are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting and all adjournments and postponements thereof.

       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     /___/

       Please sign exactly as your name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.


Signature: _________________ Date: _______ Signature: ____________ Date: _______

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                                     PROXY

                        PROVIDENT BANKSHARES CORPORATION

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Dennis A. Starliper and Robert L. Davis, or either of them, each with power of substitution, as proxies of the undersigned, on behalf of and at the direction of the Board of Directors of Provident
Bankshares Corporation, to attend the Annual Meeting of Stockholders of Provident Bankshares Corporation to be held at Provident's Headquarters Building, Tenth Floor 114 E. Lexington Street, Baltimore, Maryland 21202 on April 21, 1999 and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth on the reverse side.


 SEE REVERSE                                                         SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE